SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

         Check the appropriate box:

         [ ] Preliminary Information Statement      [ ]  Confidential,  For  Use
                                                         of  the Commission Only
                                                         (as Permitted  by  Rule
                                                         14c-5(d)(2))

         [x] Definitive Information Statement


                         LEASING TECHNOLOGY INCORPORATED
                (Name of Registrant as Specified in Its Charter)

         Payment of Filing fee (Check the appropriate box):
         [x]  No fee required.
         [ ]  Fee computed on table below per  Exchange  Act Rules  14c-5(g) and
              0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
              Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:
         [ ]  Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                         LEASING TECHNOLOGY INCORPORATED

                            NOTICE OF ACTION TAKEN BY
                    WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

                                  March 5, 1997

             To the Shareholders of LEASING TECHNOLOGY INCORPORATED:

         The majority shareholders of Leasing Technology Incorporated, a Utah corporation (the "Company"), holding 24,386,623 votes out of a total of 36,956,864 votes, or 66% with respect to common and preferred stock, which vote together as a class, have submitted to the Company written consents of shareholders requesting and consenting to:

         1) An amendment to the Company's Articles of Incorporation to change the name of the Company to American Resources & Development Company.

         2) Effecting a reverse stock split of the Company's Common Stock on the basis of one share for every twenty shares outstanding, issuing one whole share in lieu of any fraction of a share otherwise issuable, and maintaining the number of authorized shares at the current level.

         This Information Statement is being sent to all shareholders of the Company to inform you that the above actions will be taken by the Company as soon as possible, but no earlier than March 27, 1997.

                                          By Order of the Board of Directors



                                          Stephen B. Spencer, Secretary

Salt Lake City, Utah
March 5, 1997

                         LEASING TECHNOLOGY INCORPORATED
                               102 West 500 South
                                    Suite 400
                           Salt Lake City, Utah 84101
                            Telephone (801) 363-8961

                              INFORMATION STATEMENT

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is furnished by the board of directors of Leasing Technology Incorporated, a Utah corporation (the "Company"), to the holders of shares of common stock, $0.001 par value (the "Common Stock"), and shares of Preferred Stock, $0.001 par value ("Preferred Stock"), of the Company to notify such security holders that on or about February 20th, 1997 the Company received written consents in lieu of a meeting of stockholders from holders of 24,386,623 shares of Common Stock representing approximately 66% of the total issued and outstanding shares of voting stock (i) adopting an Amendment to the Company's Articles of Incorporation (the "Amendment"), which authorized changing the name of the Company from Leasing Technology Incorporated to American Resources & Development Company and (ii) authorized a one-for-twenty reverse stock split of the Common Stock (the "Reverse Stock Split")(collectively the "Matters").

         On February 20th, 1997 the board of directors approved the Matters and recommended that the stockholders of the Company grant their approval thereto. The board of directors and management of the Company believe that the Reverse Stock Split and Amendment are desirable to effectively insure the marketability of the Company's Common Stock and more accurately reflect the business of the Company.

         The Information Statement describing the Matters is first being mailed or furnished to stockholders on or about March 5th, 1997, and such Matters shall not become effective until at least twenty days thereafter.

         The consents so delivered to the Company represent stockholders who together on the record date held a majority of votes with respect to the Company's outstanding Common Stock and Preferred Stock. Thus, the Amendment and the Reverse Stock Split have been duly authorized by shareholder action and by director action, and no further shareholder or board consents are necessary. Pursuant to regulations of the Securities and Exchange Commission, the action may not be taken any earlier than twenty days after the date of mailing of this Information Statement to the Company's shareholders. The Reverse Stock Split and the Amendment will be effectuated as soon as possible after such date.

         Utah law does not provide for any appraisal rights or rights of dissenters with respect to the Matters directed by the majority shareholders' written consents.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHT

         As of February 20th, 1997, the record date, the number of shares of Common Stock outstanding at the close of business was 36,704,644 shares, each share being entitled to one vote. The number of shares of Preferred Stock outstanding at the close of business on the same date was 252,220 shares, each share being entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 20th, 1997, certain information as to the Common Stock of the Company beneficially owned by (i) each person known by the Company to own more than 5% of the Company's Common Stock,
(ii) each director of the Company, (iii) each of the named executive officers; and (iv) all officers and directors as a group.

                                                                      Percent
                                              Amount of             of Voting
Name and Address                               Common               Securities
of Beneficial Owner                             Stock                 Owned
------------------------------------    ---------------------    ---------------

Banque SCS Alliance SA                       18,966,704                51.7
11 Route De Florissant
Case Postal
1211 Geneva 3
Switzerland
Don Pickett, agent for                        2,517,194                 6.9
Minton Investment & The Stella Trust
1150 Aubusta Way
Salt Lake City, Utah 84108
George H. Badger                            2,902,725 (1)               7.9
102 West 500 South, Suite 400
Salt Lake City, Utah 84101
Karl F. Badger                                    -0-                     *
102 West 500 South, Suite 400
Salt Lake City, UT  84101
Stephen B. Spencer                          3,216,400 (2)               8.8
102 West 500 South, Suite 400
Salt Lake City, UT  84101

Barry Papenfuss                                   -0- (3)
3855 South 500 West, No. R
Salt Lake City, UT  84115
ALL OFFICERS AND DIRECTORS                  3,216,400 (3)               8.8
AS A GROUP (3 persons)


*        less than 1%.
(1)      Includes 1,393,185 shares  owned  by LaJuana Badger, the wife of George
         Badger.

(2) Represents shares to be utilized in conversion of debt of the Company. Mr. Spencer disclaims beneficial ownership of such shares.

(3) Does not include 37,935 shares of Series D convertible preferred stock that upon certain conditions may be converted into shares of common stock after June 30, 2000 and options to purchase 56,902 shares of common stock that are not exercisable within 60 days.



                       ARTICLES OF AMENDMENT CHANGING NAME

         The board of directors of the Company has unanimously approved the following amendment to the Company's Articles of Incorporation, as amended, and directed that such amendment be submitted to the Company's stockholders for their consent:

                  Resolved  that  Article  I  of  the   Company's   Articles  of
                  Incorporation is hereby amended to read in its entirety as follows:

                  The  name  of  this   corporation  is  American   Resources  &
         Development Company.

         Stockholders  of the  Company  owning  more than  fifty  percent of the voting securities have consented to the amendment to the Articles of Incorporation. Accordingly, the vote or consent of the other stockholders of the Company is not required or requested to approve such amendment.

         The Company's board of directors believes that it is in the best interests of the Company to change the name of the Company to American Resources & Development Company. The Board believes that the new name more closely identifies the Company with its intended ongoing business. The name change is expected to occur approximately twenty days after this Information Statement has been distributed to the Company's stockholders. At such time, the Company will file the necessary documents with the Department of Commerce, Division of Corporations of the State of Utah to amend Article I of the Company's Articles of Incorporation.

         In connection with and following the change of name, the Company's trading symbol on the NASDAQ Bulletin Board will be changed from "LEST" to "ARCO."

         The name change does not require any action on the part of the Company's stockholders. In particular, the stock certificates presently held by the Company's stockholders will continue to be valid following the name change. There is accordingly no need to exchange the current stock certificate with a different certificate following the name change.

                               REVERSE STOCK SPLIT

         The majority shareholders' written consents have directed that the Company effectuate a reverse stock split of the Company's Common Stock on a one-for-twenty basis. When the Reverse Stock Split is effectuated every twenty outstanding Common Shares will automatically be converted into one outstanding share. One whole share will be issued in lieu of any fractional shares otherwise issuable. The trading price of the Company's Common Shares is anticipated to adjust to reflect the Reverse Stock Split on the date of the transaction. The Reverse Stock Split will be effectuated on or about March 27th, 1997. Replacement certificates evidencing the split will be issued on an as-traded basis; i.e., no transmittal letters or other instructions will be sent to shareholders.

         The Common Shares issuable in the Reverse Stock Split will be identical to the shares currently outstanding. Common shareholder rights will not be affected other than with respect to the actual number of shares held and the trading price per share. The par value will remain at $0.001 per share, and an adjustment will be made to the additional paid-in capital account on the Company's balance sheet to reflect the effect of the split. The Company's Class B convertible Preferred Stock, as a result of the split, will be convertible into .0325 shares of Common Stock per share of Preferred Stock. The Company's Class C convertible preferred Stock, as a result of the split, will be convertible into .025 shares of Common Stock per share of Preferred Stock. The Class B Preferred Stock is currently convertible into .65 shares of Common Stock per share of Preferred Stock. The Class C Preferred Stock is currently convertible into .5 shares of Common Stock per share of Preferred Stock.

         Shareholders who own fewer than 100 shares after the Reverse Stock Split is effectuated may be affected by their owning "odd lots" of stock which may be substantially more difficult or expensive to liquidate due to brokerage practices. Often brokers will refuse to undertake a sale of fewer than 100 shares due to transactional costs. Alternatively, brokers may delay the sale of odd lots until they can be sold in round lots, resulting in a less beneficial selling price, or may charge higher commissions for sales of odd lots.

         The Company is currently authorized to issue 125,000,00 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date there were 36,704,644 shares of the Company's Common Stock outstanding, and 102,220 shares of Class B convertible Preferred Stock and 150,000 shares of Class C convertible Preferred Stock outstanding. The Company's Articles of Amendment will not be amended with respect to the number of authorized shares of Common Stock or Preferred Stock. After the Reverse Stock Split, the number and percentage of the shares of the Company's Common Stock that are authorized but unissued will increase from 88,295,356 or 70.6% of the authorized shares to approximately 123,164,768 or 98.5% of the authorized shares. This effectively constitutes an increase in the number and proportion of shares of the Company's Common Stock that are available for future issuance without further stockholder approval.

         The Reverse Stock Split is anticipated to cause the Company's Common Stock to meet the minimum bid price required for listing on the NASDAQ. The Company's Common Stock is presently being traded on the NASDAQ electronic bulletin board and the Company, following the Reverse Stock Split would take the appropriate action to list the Company's Common Stock on the NASDAQ market system. The board of directors of the Company believes that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders primarily for the reasons set forth below. Because the Company's Common Stock is currently not listed on the NASDAQ, the Common Stock is subject to certain rules imposing additional sales practice requirements on broker-dealers. Because of such regulations, brokerage firms often adopt internal policies or practices which discourage brokers from recommending lower-priced stocks because of the burden of compliance with such regulations and the general presumption that such stocks are speculative. Management believes that the Reverse Stock Split will result in a price level for the Company's Common Stock which will allow quotation of the Common Stock on the NASDAQ and reduce the chance of the Common Stock being subject to the above-described regulations, policies or practices. The board of directors believes that a higher per share market price would make the Company's Common Stock more attractive to a broader range of investors and may encourage greater interest in the Company's Common Stock by securities analysts. In addition many institutional investors have guidelines which disfavor stocks that trade at relatively low prices. The board of Directors is hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the proposed Reverse Stock Split, and the anticipated corresponding increased price per share will stimulate interest in the Company's Common Stock and possibly promote greater liquidity for the Company's Common Stock holders with respect to those shares presently held by them.

         Although the Company anticipates that the trading price of the common shares after the Reverse Stock Split will approximately reflect the reverse split ratio of one-for-twenty there is no assurance that such will occur. Thus, the Reverse Stock Split could result in a loss of value if the post-split shares trade at a multiple of the pre-split price which is lower than twenty. There can be no assurance that any of the intended consequences of the action described above will materialize. There can be no assurance that the Company's Common Stock will be listed on NASDAQ or that any increase in the per share market value will occur or be sustained for any period of time.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The  following  is  a  summary  of  the  material  federal  income  tax consequences of the Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the Common Shares following the Reverse Stock Split will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Shareholders are advised to consult their own tax advisors regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

         1. The Reverse Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

         2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

         3. No gain or loss will be recognized by a shareholder as a result of the Reverse Stock Split.

         4. The aggregate basis of the shares of Common Stock following the Reverse Stock Split will be the same as the aggregate basis of the shares of the Common Stock prior to the Reverse Stock Split.

         5. The holding period of the shares of Common Stock following the Reverse Stock Split will include the holding period of the shares of Common Stock held prior to the Reverse Stock Split.

                                              By Order of the Board of Directors



                                             Stephen B. Spencer, Secretary

                                   EXHIBIT "A"


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         LEASING TECHNOLOGY INCORPORATED

         Leasing Technology Incorporated (the "Corporation"), pursuant to the provision of ss. 16-10a-1006 of the Utah Revised Business Corporation Act hereby adopts and files these Articles of Amendment as an amendment to the Corporation's Articles of Incorporation.

         1.    The name of the Corporation is Leasing Technology Incorporated.

         2.    The following amendment is made to the Articles of Incorporation:

               Article I of the Articles of Incorporation is amended so that it shall read in its entirely as follows:

                                    ARTICLE I
                                      NAME

                           The name of this corporation is American  Resources &
               Development Company.

         3. The amendment set forth in paragraph 2 above was adopted by the shareholders of the Corporation on February 20, 1997.

         4. The number of shares entitled to vote and voting on the amendment were:


             Outstanding Shares         Shares Voting               Percent of
               Entitled to Vote        For the Amendment         Shares Entitled

Common:           36,704,644              24,386,623                   66%
Preferred:           252,220

         Common and preferred shares vote as a single class. The Amendment was approved by written consent of certain shareholders in lieu of a meeting and will become effective on or about March 27, 1997. The shares voted in favor of the Amendment were sufficient to approve the Amendment.

         The undersigned hereby acknowledges under penalty of perjury that he has executed these Articles of Amendment on behalf of the Corporation and that the facts stated herein are true.



Dated:  March ____, 1997                                  /s/Karl Badger
                                                          ----------------------
                                                          Karl Badger, President